AIM ENERGY FUND                                                   SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING  9/30/2006
FILE NUMBER 811-3826
SERIES NO.: 1


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                       13,025
     2 Number of shares outstanding of a second class of open-end company shares
       (000's Omitted)
       Class B                                                        3,420
       Class C                                                        4,150
       Investor Class                                                12,477
       Institutional Class                                                2


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                       $41.57
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                       $40.19
       Class C                                                       $39.54
       Investor Class                                                $41.47
       Institutional Class                                           $41.68